                                  AMEGEN INC.

                                  Exhibit 21

SUBSIDIARY                                   STATE OF
                                             INCORPORATION
(Name under which                            OR
subsidiary does business)                    ORGANIZATION

Amgen AB                                     Sweden

Amgen AG                                     Switzerland

Amgen Australia Pty Limited                  Australia

Amgen (Bermuda) Clinical Development,
          Limited                            Bermuda

Amgen (Bermuda) Clinical Development 2,
          Limited                            Bermuda

Amgen (Bermuda) Clinical Development 3,
          Limited                            Bermuda

Amgen (Bermuda) Clinical Development 4,
          Limited                            Bermuda

Amgen (Bermuda) Clinical Development 5,
          Limited                            Bermuda

Amgen (Bermuda) Clinical Development 6,
          Limited                            Bermuda

Amgen (Bermuda) Clinical Development 7,
          Limited                            Bermuda

Amgen (Bermuda) Clinical Development 8,
          Limited                            Bermuda

Amgen (Bermuda), Limited                     Bermuda

Amgen (Bermuda) Manufacturing, Limited       Bermuda

Amgen - Bio-Farmaceutica, Lda.               Portugal

Amgen Boulder Development
          Corporation                        Colorado

Amgen Boulder Production
          Corporation                        Colorado

Amgen B.V.                                   The Netherlands

Amgen Cambridge Real Estate
          Holdings Inc.                      Delaware

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

                                  AMEGEN INC.

                                  Exhibit 21

SUBSIDIARY                                   STATE OF
                                             INCORPORATION
(Name under which                            OR
subsidiary does business)                    ORGANIZATION


Amgen Canada Inc.                            Canada

Amgen Caribe Corporation                     Puerto Rico

Amgen (Europe) AG                            Switzerland

Amgen Europe B.V.                            The Netherlands

Amgen GmbH                                   Austria

Amgen GmbH                                   Germany

Amgen Greater China, Ltd.                    Hong Kong

Amgen Holding, Inc.                          California

Amgen International Inc.                     Delaware

Amgen Kabushiki Kaisha                       Japan

Amgen Limited                                United Kingdom

Amgen N.V.                                   Belgium

Amgen Puerto Rico, Inc.                      Delaware

Amgen Rheumatology Development Corp.         Delaware

Amgen Sales Corporation                      Barbados

Amgen S.A.                                   France

Amgen, S.A.                                  Spain

Amgen S.p.A.                                 Italy

Kirin-Amgen, Inc.                            Delaware

Synergen B.V.                                The Netherlands

Synergen Europe, Inc.                        Colorado

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